EXHIBIT 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350 AS
ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT
I, Mark A. Peterson, Executive Vice President, Chief Financial Officer and Treasurer of EPR Properties (the “Issuer”), have executed this certification for furnishing to the Securities and Exchange Commission in connection with the filing with the Commission of the registrant’s Annual Report on Form 10-K for the period ended December 31, 2017 (the “Report”). I hereby certify that, to the best of my knowledge and belief:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

/s/ Mark A. Peterson
Mark A. Peterson Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
Date: February 28, 2018